EXHIBIT 23.4

Bernstein, Conklin & Balcombe

1201 Main Street, Suite 2650

Dallas, TX 75202-3937

(214) 742-3370

September 30, 2004

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Ladies and Gentlemen:

We hereby consent to the inclusion in the Registration Statement of Ennis, Inc. (“Ennis”) on Form S-4, with respect to the shares of Common Stock, par value $2.50 per share, of Ennis, of our opinion letter appearing as Annex C to the Proxy Statement/Prospectus that is part of the Registration Statement and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ BERNSTEIN, CONKLIN & BALCOMBE